Exhibit 99.1

Dyadic Announces Sub-Licensing Agreement with Luina Bio

JUPITER, FL / ACCESSWIRE / April 30, 2019 Dyadic International, Inc. (“Dyadic”) (NASDAQ: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to speed up the development, lower production costs and improve the performance of biologic vaccines, drugs and other biologic products, at flexible commercial scales, is pleased to announce it has entered into a worldwide sub-licensing agreement with Australian based drug development and contract manufacturing organization, Luina Bio Pty Ltd (“Luina Bio”), for the development and commercialization of certain targeted antigen and biological products for the prevention and treatment of various ailments for companion animals using Dyadic’s proprietary C1 gene expression platform.

Dyadic’s Chief Executive Officer, Mark Emalfarb, said “We are very excited to announce this sub-licensing agreement with Luina Bio. Luina Bio has over 20 years of GMP contract manufacturing and drug development experience in human and animal health products, including recombinant proteins and vaccines.” Matthew Jones, Dyadic’s Chief Commercial Officer added that, “we believe that our proprietary C1 gene expression platform coupled with Luina Bio’s animal health drug development expertise will bring us another step closer to achieving our mission to help speed the development and lower the cost of biologic drugs for human and animal health.”

Luina Bio’s Executive Chairman, Chris Burrell, said “We are thrilled to be working with Dyadic to develop and commercialize a number of targeted products for use in the prevention and treatment of various ailments for companion animals.” Mr. Burrell further commented, “Continued population growth, urbanization and rising per capita income is seeing the rate of pet ownership globally continue to rise year on year. As pet ownership rates continue to rise so too will the standard of living for pets. In turn, animal health medicines and vaccines will be required in greater volumes. Our goal is to utilize Dyadic’s C1 proprietary gene expression platform to not only speed up the development of new animal health medicines and vaccines but to lower the cost for such products making them more accessible to more people and their pets”.

Under the worldwide sub-licensing agreement, Dyadic will receive 20% equity in a new joint venture company, Novovet Pty Ltd, and a percentage of royalties on net sales and non-sales revenue which incorporates Dyadic’s proprietary C1 gene expression platform.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Additionally, and more recently, Dyadic is also beginning to explore the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV), certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at http://www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Exhibit 99.1

About Luina Bio

Luina Bio is a Brisbane, Australia based drug development and contract manufacturing organization (CMO) serving the pharmaceutical, biotechnology and veterinary industries. Drawing on more than 20 years of contract manufacturing experience, Luina Bio has the scientific expertise, training and experience to ensure a successful outcome to any project. Utilizing its TGA/APVMA licensed facilities operating to international cGMP standards, Luina Bio provides a comprehensive suite of manufacturing services for both biological and small molecule drugs. Luina Bio has extensive experience in manufacturing recombinant proteins, live therapeutics, whole cell vaccines, viral vaccines, purified plant extracts and pro-biotics for pre-clinical, phase 1 to 3 human clinical trials and commercial products for veterinary industry for clients both within Australia and internationally in the United States, Europe and Asia.

In 2017 Luina Bio was the winner of the Queensland Government Export Awards for the Health and Biotechnology Industry and in 2018 was a winner in the Westpac Banking Top 200 Businesses of Tomorrow.

Learn more about Luina Bio https://luinabio.com.au/

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements involve risks, uncertainties and other factors that could cause Dyadic’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Dyadic expressly disclaims any intent or obligation to update or revise any forward-looking statements to reflect actual results, any changes in expectations or any change in events. Factors that could cause results to differ materially include, but are not limited to: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (9) other factors discussed in Dyadic’s publicly available filings, including information set forth under the caption “Risk Factors” in our December 31, 2018 Annual Report filed with the SEC on the Form 10-K on March 27, 2018. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.

Contact:

Dyadic International, Inc.
Ping W. Rawson
Chief Accounting Officer
Phone: (561) 743-8333
Email: prawson@dyadic.com

Luina Bio Pty Ltd
Chris Burrell
Executive Chairman
Phone: +61 (0)47 832 153
Email: chris.burrell@luinabio.com.au